                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [X] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  Keane, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Keane, Inc.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                          PRELIMINARY PROXY STATEMENT
                   CONFIDENTIAL, FOR USE OF COMMISSION ONLY

                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1998

                               ----------------

  The Annual Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Wednesday, May 27, 1998 at 4:30 p.m., Boston Time, at the Harvard Club, One Federal Street, Boston, Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors at five and to elect a Board of Directors for the ensuing year;

    2. To approve an amendment to the Company's Articles of Organization increasing the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 200,000,000;

    3. To approve the Company's 1998 Stock Incentive Plan (Appendix 1);

    4. To ratify and approve the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year; and

    5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 1, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Norman B. Asher, Clerk

April 21, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1998

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 27, 1998, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

  The Board of Directors has fixed April 1, 1998 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 1, 1998, there were outstanding and entitled to vote 66,640,035 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 286,378 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

  THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 21, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF WALLACE A. CATALDO, VICE PRESIDENT-- FINANCE AND ADMINISTRATION, TEN CITY SQUARE, BOSTON, MASSACHUSETTS 02129. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

  As used in this Proxy Statement, the terms "Keane" and the "Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 1, 1998, the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Class B Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iii) all current directors and executive officers as a group:

                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             ---------------------------------------------------
                                                   SHARES  PERCENTAGE
                                        PERCENTAGE   OF    OF CLASS B
                             SHARES OF  OF COMMON  CLASS B   COMMON   PERCENTAGE
NAME AND ADDRESS OF            COMMON   STOCK OUT- COMMON  STOCK OUT-  OF TOTAL
BENEFICIAL OWNER               STOCK     STANDING   STOCK   STANDING    VOTES
-------------------          ---------- ---------- ------- ---------- ----------
John F. Keane(2)...........   8,218,648    12.5%   127,800    44.7%      13.8%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Marilyn T. Keane(3)........   8,217,648    12.5%   127,800    44.7%      13.8%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Putnam Investments,
Inc.(4)....................   8,381,369    12.7%       --      --        12.2%
 One Post Office Square
 Boston, MA 02109

FMR Corp.(5)...............   8,572,800    13.0%       --      --        12.5%
 82 Devonshire Street
 Boston, MA 02109

Edward Longo(6)............      95,040       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Raymond W. Paris(7)........     284,816       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John Francis Keane
Irrevocable Children's
Trusts;
John K. and Marilyn T.
Keane 1997
Children's Trusts(8).......   4,124,143     6.2%   144,665    50.5%       8.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Brian T. Keane(9)..........   1,493,273     2.3%    48,221    16.9%       2.9%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John F. Keane, Jr.(10) ....   1,418,821     2.2%    48,221    16.9%       2.8%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

All directors and executive
 officers as a group
 (11 persons)(11)..........  11,823,585    17.9%   224,242    78.3%      20.4%

--------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 1, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. All share numbers have been appropriately adjusted to reflect stock splits that have been effected by the Company, including a two for one stock split effected on August 29, 1997.
 (2) Includes (i) 3,525,393 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary, (ii) 3,525,393 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary and (iii) 174,607 shares of Common Stock held of record by Marilyn T. Keane. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii) and (iii) above.
 (3) Includes (i) 3,525,393 shares of Common Stock held of record by Marilyn
     T. Keane and her husband, John F. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is a beneficiary, (ii) 3,525,393 shares of Common Stock held of record by Marilyn T. Keane and John F. Keane as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is a beneficiary and (iii) 993,255 shares of Common Stock and 127,800 shares of Class B Common Stock held of record by John F. Keane. Marilyn T. Keane disclaims beneficial ownership of the shares specified in clauses (i) and (iii) above.
 (4) The information reported is based solely on a Schedule 13G, dated January 16, 1998, filed with the SEC by Putnam Investments, Inc.
 (5) Represents (i) 5,750,300 shares of Common Stock beneficially owned by Fidelity Management & Research Company ("FMRC"), as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and certain other funds which are generally offered to limited groups of investors (the "Fidelity Funds"), (ii) 2,454,500 shares of Common Stock beneficially owned by Fidelity Management Trust Company ("FMTC"), as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as investment adviser to certain other funds which are generally offered to limited groups of investors, and (iii) 368,000 shares of Common Stock beneficially owned by Fidelity International Limited ("FIL"), as a result of its serving as investment adviser to various non-U.S. investment companies. FMR Corp., through its control of FMRC, and the Fidelity Funds each has sole power to dispose of the 5,750,300 shares of Common Stock owned by the Fidelity Funds. FMR Corp. does not have the sole power to vote or direct the voting of the shares of Common Stock owned directly by Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. FMR Corp., through its control of FMTC, has sole power to dispose of the 2,454,500 shares of Common Stock and sole power to vote or direct the voting of 2,200,300 shares of Common Stock and no power to vote or direct the voting of 254,200 shares of Common Stock owned by the institutional account(s) indicated above. FIL has sole power to dispose of and to vote or direct the voting of all the shares of Common Stock it beneficially owns.
 (6) Includes options to purchase, within 60 days following February 1, 1998, 34,668 shares of Common Stock held by Mr. Longo.
 (7) Includes options to purchase, within 60 days following February 1, 1998, 84,668 shares of Common Stock held by Mr. Paris.
 (8) Marilyn T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John Francis Keane Irrevocable Children's Trusts, but disclaim any beneficial interest therein. Brian T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Victoire K. Lang, the sister of Messrs. Brian Keane and John F. Keane, Jr., but disclaim any beneficial interest therein. John F. Keane, Jr. and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, but disclaim any beneficial interest therein.

 (9) Includes (i) options to purchase, within 60 days following February 1, 1998, 80,001 shares of Common Stock held by Mr. Brian Keane, (ii) 1,258,333 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary, and (iii) 124,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary.
(10) Includes options to purchase, within 60 days following February 1, 1998, 19,716 shares of Common Stock held by Mr. John F. Keane, Jr., (ii) 1,258,333 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary, and (iii) 124,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary.
(11) Includes options to purchase, within 60 days following February 1, 1998, 314,053 shares of Common Stock held by all directors and executive officers as a group.

VOTES REQUIRED

  The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the aggregate voting power of the shares of Common Stock and Class B Common Stock outstanding is required for the approval of the proposed amendment to the Company's Articles of Organization. The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the approval of each of the other matters which are to be submitted to the stockholders at the meeting.

  Shares of Common Stock and Class B Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy (John F. Keane and Norman B. Asher) will vote to fix the number of directors at five and to elect as directors the five nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of nominees as to whom authority to vote is withheld. The proxy may not be voted for more than five directors. All of the nominees are currently directors of the Company.

  Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

  The following table sets forth the name of each nominee for director and each current director, the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation(s) and business experience for the past five years, the number of shares of Common Stock and Class B Common Stock of the Company owned by him at February 1, 1998, and the percentage of all outstanding shares of Common Stock and Class B Common Stock owned by him on such date:

               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS             PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR    SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST      COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR       STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------   --------- ----------- --------- ------------ ----------
John F. Keane(3)........ 8,218,648    12.5%     127,800      44.7%       13.8%
 Age 67. Chief Executive
 Officer and President.
 Mr. Keane has been
 Chief Executive Officer
 and President and a
 director of the Company
 since its incorporation
 in 1967.

Philip J. Harkins.......     9,900      *           --        --            *
 Age 50. Mr. Harkins is
 currently the President
 and Chief Executive
 Officer of Linkage,
 Inc., an organizational
 development company
 founded by Mr. Harkins
 in 1988. Prior to 1988,
 Mr. Harkins was Vice
 President of Human
 Resources of the
 Company. Mr. Harkins
 has served as director
 of the Company since
 February 1997.

Winston Hindle..........     6,668      *           --        --            *
 Age 67. Mr. Hindle is
 currently retired. From
 September 1962 to July
 1994, Mr. Hindle served
 as a Vice President
 and, subsequently,
 Senior Vice President
 of Digital Equipment
 Corporation, a computer
 systems and services
 firm. Mr. Hindle has
 served as a director of
 the Company since
 February 1995.

John F. Rockart(4)......    73,777      *           --        --            *
 Age 66. Dr. Rockart is
 a Senior Lecturer of
 the Center for
 Information Systems
 Research at the Alfred
 J. Sloan School of
 Management of the
 Massachusetts Institute
 of Technology. Dr.
 Rockart became a Senior
 Lecturer at the Center
 in 1974 and was named
 as the Director in
 1976. Dr. Rockart has
 served as a director of
 the Company since its
 incorporation in 1967.

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS             PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR    SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST      COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR       STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------   --------- ----------- --------- ------------ ----------
Robert A. Shafto........   4,000       --         --         --          --
 Age 62. Mr. Shafto is
 the Chairman of New
 England Financial, an
 insurance and
 investment firm
 formerly known as New
 England Life Insurance
 Company, which he
 joined in 1972. Mr.
 Shafto has served as a
 director of the Company
 since February 1994.

--------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
(1) Mr. Hindle serves as a director of CP Clare Corporation and Mestek, Inc. Dr. Rockart serves as a director of ComShare, Inc. Mr. Shafto serves as a director of Fleet Bank of Massachusetts, N.A.
(2) Except as otherwise indicated, each nominee or director has sole voting and investment power with respect to the shares of Common Stock and Class B Common Stock listed.
(3) Includes (i) 3,525,393 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary, (ii) 3,525,393 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary, (iii) 174,607 shares of Common Stock held of record by Marilyn T. Keane and (iv) 3,775,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii), (iii) and
    (iv) above.
(4) Includes 30,680 shares of Common Stock (less than 1% of the aggregate voting power) held of record by Dr. Rockart's wife. Dr. Rockart disclaims any beneficial interest in such shares.

  The Company has a standing Audit Committee, comprised of Messrs. Keane, Harkins, Hindle and Shafto and Dr. Rockart, which held two meetings during the year ended December 31, 1997. The Audit Committee makes recommendations to the Board of Directors relative to the appointment of the independent auditors, reviews the scope and results of the independent audit, and establishes and monitors policy relative to non-audit services provided by the independent auditors in order to ensure that the auditors are in fact independent.

  The Company has a standing Compensation Committee,comprised of Messrs. Hindle and Shafto and Dr. Rockart, which held two meetings during the year ended December 31, 1997. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives, administers the Company's 1992 Stock Option Plan and 1992 Employee Stock Purchase Plan, and will administer the Company's 1998 Stock Incentive Plan (the "1998 Plan"), subject to its approval by the stockholders.

  The Company does not have a standing nominating committee.

  During the year ended December 31, 1997, the Board of Directors of the Company held five meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

DIRECTORS' COMPENSATION

  Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three years ended December 31, 1997 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                              --------------------------- ----------------------------------
                                                                    AWARDS           PAYOUTS
                                                          -------------------------- -------
                                                                         SECURITIES
        NAME AND                             OTHER ANNUAL  RESTRICTED    UNDERLYING   LTIP    ALL OTHER
       PRINCIPAL              SALARY  BONUS  COMPENSATION     STOCK     OPTIONS/SARS PAYOUTS COMPENSATION
        POSITION         YEAR   ($)    ($)       ($)      AWARDS ($)(1)    (#)(2)      ($)      ($)(3)
       ---------         ---- ------- ------ ------------ ------------- ------------ ------- ------------
John F. Keane........... 1997 390,446    --      --             --            --       --       2,000
 President and Chief     1996 363,850    --      --             --            --       --         750
 Executive Officer       1995 341,641    --      --             --            --       --       2,329

Edward Longo............ 1997 300,039 75,000     --             --         16,000      --       2,000
 Senior Vice President-- 1996 283,988 62,500     --             --         32,000      --         750
 Information Services    1995 257,402    --      --          20,650        48,000      --       3,078
 Division

Raymond W. Paris........ 1997 237,052 25,000     --             --          8,000      --       2,000
 Vice President--        1996 223,369    --      --             --         20,000      --         750
 Healthcare Services     1995 198,117    --      --             --         36,000      --       2,917
 Division

Brian T. Keane.......... 1997 210,758 60,000     --             --         10,000      --       2,000
 Executive Vice          1996 180,488 50,000     --             --         20,000      --         750
 President; member       1995 160,201    --      --          20,650        20,000      --       2,310
 of the Office of the
 President

John F. Keane, Jr. ..... 1997 209,598 60,000     --             --         10,000      --        [--]
 Executive Vice          1996 170,011 57,939     --             --         20,000      --        [--]
 President; member       1995 149,958    --      --          15,563        20,000      --        [--]
 of the Office of the
 President

--------
(1) Shares of restricted stock vest in three equal annual installments commencing on the first anniversary of the date of grant. As of December 31, 1997, the values of all such shares (whether vested or unvested) held by each of Messrs. Longo, Brian Keane and John F. Keane, Jr. were $162,520, $162,520 and $121,890, respectively.
(2) Options become exercisable in three equal installments commencing on the second anniversary of the date of grant.
(3) "All Other Compensation" consists of contributions to the Company's 401(k) Plan on behalf of each of the named executive officers.

OPTION GRANTS DURING 1997

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the named executive officers during 1997:

                                                                              POTENTIAL
                                                                             REALIZABLE
                                                                              VALUE AT
                                         INDIVIDUAL GRANTS                 ASSUMED ANNUAL
                         ------------------------------------------------- RATES OF STOCK
                                         PERCENT                                PRICE
                           NUMBER OF     OF TOTAL                           APPRECIATION
                          SECURITIES   OPTIONS/SARS EXERCISE OR              FOR OPTION
                          UNDERLYING    GRANTED TO  BASE PRICE                 TERM(2)
                            OPTIONS    EMPLOYEES IN  PER SHARE  EXPIRATION ---------------
EXECUTIVE OFFICER        GRANTED(#)(1) FISCAL YEAR     $/SH        DATE    5% ($)  10% ($)
-----------------        ------------- ------------ ----------- ---------- ------- -------
John F. Keane...........       --          --            --          --        --      --
Edward Longo............    16,000         4.5%        15.06     1/27/02   179,840 397,440
Raymond W. Paris........     8,000         2.2%        15.06     1/27/02    89,920 198,720
Brian T. Keane..........    10,000         2.8%        15.06     1/27/02   112,400 248,400
John F. Keane, Jr.......    10,000         2.8%        15.06     1/27/02   112,400 248,400

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------
(1) Options become exercisable in three equal installments commencing on the second anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION EXERCISES DURING 1997 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1997, by each of the named executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES UNDERLYING VALUE OF UNEXERCISED IN-THE-
                                                          UNEXERCISED OPTIONS/SARS AT        MONEY OPTIONS/SARS
                                                              FISCAL YEAR END(#)           AT FISCAL YEAR END ($)
                         SHARES ACQUIRED     VALUE      ------------------------------- ----------------------------
EXECUTIVE OFFICER        ON EXERCISE(#)  REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
-----------------        --------------- -------------- ------------------------------- ----------------------------
John F. Keane...........        --               --                  --/--                         --/--
Edward Longo............     36,000          449,800                 --/96,000                     --/3,218,400
Raymond W. Paris........        --               --              66,000/52,000              2,469,180/1,747,720
Brian T. Keane..........        --               --              61,667/48,333              2,299,528/1,600,822
John F. Keane, Jr.......     52,092        1,835,207                 --/50,108                     --/1,664,287

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1997 (the last day of trading in
    1997) was $40.63. Value is calculated on the basis of the difference between the option exercise price and $40.63, multiplied by the number of shares of Common Stock underlying the option.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is not aware of any executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") during the year ended December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. Hindle and Shafto and Dr. Rockart. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's compensation policy for executive officers has been to offer competitive compensation based on the individual's performance as well as the overall performance of the Company. The Company's compensation program is intended to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  The compensation of the Company's senior executives (other than the Chief Executive Officer) is reviewed and approved annually by the Compensation Committee based upon the recommendations of the Chief Executive

Officer and the evaluation of the members of the Compensation Committee. Each of the named executives regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each senior executive. The key components of executive compensation are salary, which is based on factors such as the individual's level of responsibility in comparison to similar positions in comparable companies in the industry, and stock option awards, which are intended to align the interest of such individual with the Company's long-term success as measured by the Company's share price and book value per share.

  The compensation of the Company's Chief Executive Officer is determined annually by the Compensation Committee. The Chief Executive Officer's salary in 1997 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Keane did not participate in any decisions regarding his own compensation. The Compensation Committee believes that, although the compensation of the Chief Executive Officer is not directly related to financial performance, his compensation may be more modest than that paid to comparable industry executives. In addition, the Compensation Committee did not award any equity-based incentive compensation to the Chief Executive Officer, recognizing that the size of the stock interest in the Company controlled directly and indirectly by Mr. Keane and his wife provides sufficient motivation.

  In 1997, the Compensation Committee obtained information about compensation levels in businesses similar to those of the Company in size and scope. The Compensation Committee expects that compensation levels will continue to depend primarily on each individual's personal performance as well as on the overall performance of the Company.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Board of Directors has voted, subject to stockholder approval, to structure the 1998 Plan in a manner that complies with Section 162(m) of the Code (see "APPROVAL OF 1998 STOCK INCENTIVE PLAN" below), and is currently considering whether to structure other compensation arrangements in a manner that complies with the statute.

 Winston R. Hindle, Jr.            John F. Rockart             Robert A. Shafto

STOCK PERFORMANCE CHART

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1997 with the cumulative total return on (i) the Standard & Poor's 500 Composite Index and (ii) a peer group index* selected by the Company which includes six publicly traded companies within the Company's industry. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET




---------------------------------------FISCAL YEAR ENDING-----------------------
COMPANY                 1992     1993       1994     1995     1996       1997

KEANE INC               100      154.21    203.37   189.45   543.74    1,391.46
PEER GROUP              100      117.94    177.32   266.70   339.88      391.16
BROAD MARKET            100      110.08    111.54   153.45   188.69      251.64


                      CERTAIN RELATED PARTY TRANSACTIONS

  In February 1985, the Company entered into a lease, which subsequently was extended to a term of 20 years, with City Square, pursuant to which the Company leased approximately 34,000 square feet of office and development space in a building located in Boston, Massachusetts. The Company now leases approximately 88% of this building and the remaining 12% is occupied by other tenants. John F. Keane, Chief Executive Officer, President and a director of the Company, Wallace A. Cataldo, the Vice President-Finance and Administration of the Company, and Philip J. Harkins, a director of the Company, are limited partners of City Square. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under this lease, which will be approximately $850,000 per year ($25.00 per square foot) for the remainder of the lease term (until February
2006), plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

                 INCREASE IN SHARES OF AUTHORIZED COMMON STOCK

  On February 19, 1998, the Board of Directors unanimously voted to recommend to the stockholders that the Company's Articles of Organization be amended in order to increase the authorized Common Stock from 100,000,000 shares to 200,000,000 shares (the "Amendment"). As of March 13, 1998, the Company had a total of 66,386,367 shares of Common Stock outstanding, 4,908,996 shares reserved for issuance pursuant to the Company's stock option and stock benefit plans and agreements, and 286,378 shares reserved for issuance upon conversion of the Company's Class B Common Stock.

  If the Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for such corporate purposes, including, without limitation financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board may deem advisable, without the necessity of further stockholder action. Holders of the Common Stock and Class B Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

  The Amendment may also have the effect of discouraging an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. If the Amendment is approved, the Board will have additional shares of Common Stock available to effect a sale of shares (either in public or private transactions, mergers, consolidations or similar transactions), in which case the number of the Company's outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of the Company.

There are no current plans, arrangements or understandings with regard to the issuance of the shares to be authorized by the Amendment.

BOARD RECOMMENDATION

  The Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the Amendment.

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

  On February 19, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Plan. Up to 2,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.

  The 1998 Plan is intended to replace the Company's 1992 Stock Option Plan (the "1992 Plan"), which expires by its terms on February 27, 2002. As of March 13, 1998, options to purchase 1,957,747 shares of Common Stock were outstanding under the 1992 Plan and an additional 250,248 shares were reserved for future option grants. If the 1998 Plan is approved by stockholders, all then outstanding options under the 1992 Plan will remain in effect, but no additional option grants may be made under the 1992 Plan.

BOARD RECOMMENDATION

  The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 1998 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

SUMMARY OF THE 1998 PLAN

  The following is a brief summary of the 1998 Plan.

 Description of Awards

  The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards"). Generally, Awards under the 1998 Plan are not assignable or transferable except by will or the laws of descent and distribution and, in the case of nonstatutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the administrator to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 1998 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 350,000 shares per calendar year.

  As of March 13, 1998, approximately 8,012 persons were eligible to receive Awards under the 1998 Plan, including the Company's nine executive officers and four non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On March 13, 1998, the last reported sale price of the Company Common Stock on the American Stock Exchange was $46.13.

 Administration

  The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines the terms of each Award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors may, in its sole discretion, include additional provisions in any Award granted or made under the 1998 Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors, so long as not inconsistent with the 1998 Plan or applicable law. The Board of Directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1998 Plan may be exercised.

  The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1998 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan.

 Amendment or Termination

  No Award may be made under the 1998 Plan after February 19, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

 Other Stock-Based Awards

  The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the year ending December 31, 1998. If the stockholders do not ratify the selection of Coopers & Lybrand, the Board of Directors will reconsider the matter.

  On October 24, 1996, the Company dismissed Coopers & Lybrand as its independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to fill such position. The decision to change accountants was made by the Board of Directors of the Company. None of the reports of Coopers & Lybrand on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainly, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period immediately preceding the date of the dismissal of Coopers & Lybrand, the Company had no disagreements with Coopers & Lybrand on any matter of accounting principles of practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act occurred with respect to the Company's two most recent fiscal years or the subsequent interim period preceding the dismissal of Coopers & Lybrand.

  Prior to making the decision to retain Ernst & Young, the Company had consulted with Ernst & Young concerning certain tax matters. However, neither the Company nor anyone on its behalf consulted Ernst & Young regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

  On December 16, 1996, Ernst & Young informed the Company that it was resigning as the Company's independent auditors, and the Company engaged Coopers & Lybrand to fill such position. The reason given by Ernst & Young for its resignation was the existence of certain mutual business opportunities on which both Ernst & Young and the Company desire to collaborate which would affect Ernst & Young's independence with respect to the Company. The decision to engage Coopers & Lybrand was made by the Board of Directors of the Company.

  During the period in which Ernst & Young served as the Company's independent auditors, Ernst & Young issued no reports on the financial statements of the Company. During the Company's two most recent fiscal years and the subsequent interim period immediately preceding the date of the resignation of Ernst & Young, the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference to the subject matter of the disagreement in connection with any report on the financial statements of the Company had any report been issued. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act occurred during the period Ernst & Young served as the Company's auditors.

  During the period in which Ernst & Young served as the Company's independent auditors, neither the Company nor anyone on its behalf consulted Coopers & Lybrand regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

  Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 22, 1998 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,

                                          Norman B. Asher,
                                          Clerk

April 21, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                     APPENDIX 1

                     KEANE, INC. 1998 STOCK INCENTIVE PLAN

1. PURPOSE

  The purpose of this 1998 Stock Incentive Plan (the "Plan") of Keane, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Keane, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY

  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

  (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

  (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

  (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,000,000 shares of the common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be [350,000] per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5. STOCK OPTIONS

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that Options may not be granted for a term in excess of ten years.

  (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (i) in cash or by check, payable to the order of the Company;

    (ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (A) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (B) by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (iii) to the extent permitted by the Board and expressly provided in an option agreement, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by ) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least twelve months prior to such delivery;

    (iv) to the extent permitted by the Board, in its sole discretion, and expressly provided in an option agreement, (A) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or
  (B) by payment of such other lawful consideration as the Board may determine; or

    (v) by any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

  (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

  (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

  (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

  (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

  (c) Acquisition Events

    (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

    (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board may take any one or more of the following actions:

      (i) provide that outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code;

      (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event;

      (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable), exceeds (B) the aggregate exercise price of such Options; and

      (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

    (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

    (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Without intending to limit the generality of the preceding sentence, the Board may, without amending the Plan, modify Awards granted to Participants who are foreign nationals or employed outside the United States to reorganize differences in laws, rules, regulations or customers of such foreign jurisdiction with respect to tax, securities, currency, employee benefits or other matters.

  (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

  (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the close of business on the record date for such stock dividend and the close of business on the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board and approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by
Section 162(m), no Award granted to a Participant designated as subject to
Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

  (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

  (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law.

                                        Adopted by the Board of Directors
                                        on February 19, 1998.

                                        Approved by the Company's Stockholders
                                        on
                                                                              .

                                  DETACH HERE



                                  KEANE, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 27, 1998
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O         The undersigned, revoking all prior proxies, hereby appoints John F.
X    Keane and Norman B. Asher, and each of them, with full power of
Y substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 27, 1998, at 4:30 p.m., Boston Time, at the Harvard Club, One Federal Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.

   PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID
                               RETURN ENVELOPE.


                                                                ----------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                     SIDE
                                                                ----------------

                                  DETACH HERE


[X]Please mark
   votes as in
   this example.


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1. To fix the number of directors at five and to elect a Board of Directors for the ensuing year.
NOMINEES:  John F. Keane, Philip J. Harkins, Winston Hindle,
           John F. Rockart and Robert A. Shafto
                   FOR            WITHHELD
                   [_]              [_]
                                                  MARK HERE
                                                 FOR ADDRESS
                                                 CHANGE AND
[_]_________________________________________     NOTE BELOW
    For all nominees except as noted above
                                                 FOR  AGAINST   ABSTAIN
2.   To approve an amendment to the Company's    [_]    [_]       [_]
     Articles of Organization increasing the
     number of shares of Common Stock which
     the Company is authorized to issue from
     100,000,000 to 200,000,000.
                                                 FOR  AGAINST   ABSTAIN
3.   To approve the Company's 1998 Stock         [_]    [_]       [_]
     Incentive Plan.
                                                 FOR  AGAINST   ABSTAIN
4.   To ratify and approve the selection by the  [_]    [_]       [_]
     Board of Directors of Coopers & Lybrand
     L.L.P. as the Company's independent
     accountants for the current year.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.


Signature_________________________________  Date________________________________

Signature_________________________________  Date________________________________